Exhibit 99.1



News Release
For Further Information Contact:            Investors
                                            Maire A. Baldwin
                                            (713) 651-6EOG (651-6364)

                                            Media and Investors
                                            Elizabeth M. Ivers
                                            (713) 651-7132


EOG RESOURCES REPORTS SECOND QUARTER 2003 NET INCOME AVAILABLE TO
COMMON OF $106 MILLION


FOR IMMEDIATE RELEASE:  Tuesday, August 5, 2003

     HOUSTON - EOG Resources, Inc. (EOG) today reported second quarter 2003 net income available to common of $106.0 million, or $0.91 per share. This compares to second quarter 2002 net income available to common of $35.4 million, or $0.30 per share.

     The results for second quarter 2003 included a previously disclosed $15.8 million ($10.2 million after tax, or $0.09 per share) loss on the mark-to-market of commodity price transactions. During the quarter, the net cash outflow from the settlement of commodity price transactions was $11.2 million ($7.2 million after tax, or $0.06 per share). Consistent with some analysts' practice of matching realizations to settlement months, adjusted non-GAAP net income available to common for the quarter was $109.0 million, or $0.94 per share. Similarly, EOG's second quarter 2002 results included a $0.7 million ($0.5 million after tax, or less than $0.01 per share) gain on mark-to-market commodity price transactions and net cash outflows from the settlement of commodity price transactions of $19.8 million ($12.8 million after tax, or $0.11 per share). Reflecting these items, second quarter 2002 adjusted non-GAAP net income available to common was $22.1 million, or $0.19 per share. (Please refer to the attached table for the reconciliation of net income to adjusted non-GAAP net income.)

     Consistent with its emphasis on financial strength and flexibility, EOG further reduced its debt-to-total capitalization ratio to 33.8 percent at June 30, 2003 from 40.6 percent at year-end 2002. During the second quarter, EOG repaid $33 million of debt and increased cash by $144 million. In the first half of this year, EOG reduced debt by $134 million and increased cash by $141 million.

Operational Highlights

     "EOG's North America and Trinidad programs continue to generate the expected results, and we anticipate that organic North American natural gas volumes will ramp up both in the third and, more substantially, the fourth quarter," said Mark G. Papa, Chairman and Chief Executive Officer.

     In Canada, the 1,000-well shallow natural gas drilling program planned for 2003 is underway with current drilling activity more than double that of the first quarter. EOG anticipates Canadian natural gas production will increase during the third quarter with the most significant growth expected during the fourth quarter when the new wells are put on sales.

     Additional fourth quarter production growth is expected from recent onshore natural gas drilling success. In the South Texas Division, the Raquel Gutierrez # 1 and the Hignio Gutierrez #2 were drilled to 10,000 feet, testing the Roleta Formation in the Charco Field. While the Hignio Gutierrez #2 is still awaiting completion, the Raquel Gutierrez #1 is producing over 10 million cubic feet per day (MMcfd) of natural gas. EOG has a 100 percent working interest in this acreage. EOG plans to drill six offset wells in the Charco Field prior to year-end.

     In the Oklahoma City Division, the Alexander 467 #2R encountered over 50 feet of pay in the Morrow Formation. Production is expected to increase from the current rate of 20 MMcfd to 25 MMcfd in mid-August when new pipeline capacity is added. EOG has a 75 percent working interest in the well.

     In West Texas, EOG's horizontal Devonian program continues to be successful. Year-to-date, EOG has drilled nine horizontal wells in this play. In the ATM area, the recently completed Blue Topaz 102-1H is producing 4.1 MMcfd and 350 barrels of oil per day (Bopd) at a restricted rate, and the Windham 108#2H is producing 6 MMcfd and 600 Bopd. EOG has a 100 and 96 percent working interest in these wells, respectively.

     "This is a unique time in the industry," said Papa. "At a time of high commodity prices, EOG's suite of drilling prospects in the U.S. onshore arena is increasing. EOG is pursuing attractive farm-in and lease and property acquisition opportunities that didn't exist even a year ago."

Natural Gas Supply Outlook

     "It is our view that natural gas fundamentals will remain relatively tight during the second half of 2003 reflecting the industry's inability to significantly address declining production levels. EOG's concentration in natural gas, as well as our demonstrated track record of consistent performance, will continue to be important to the nation's supply of natural gas and our investors."

Conference Call Scheduled for August 6, 2003

     EOG's second quarter 2003 conference call will be available via live audio webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) Wednesday, August 6, 2003. To listen to this webcast, log on to www.eogresources.com. The webcast will be archived on EOG's website through August 20, 2003.

     EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States and is the operator of substantial proved reserves in the U.S., Canada and offshore Trinidad. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

  This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world, including terrorist activities and responses to terrorist activities; acts of war; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.



                                  EOG RESOURCES, INC.
                                   FINANCIAL REPORT
                      (Unaudited; in millions except per share)

                                                        Quarter             Six Months
                                                     Ended June 30         Ended June 30
                                                    2003       2002       2003       2002

Net Operating Revenues                            $  424.8   $  290.2   $  889.4   $  476.7
Net Income Available to Common                    $  106.0   $   35.4   $  232.7   $    8.4
Net Income Per Share Available to Common
  Basic                                           $   0.93   $   0.31   $   2.03   $   0.07
  Diluted                                         $   0.91   $   0.30   $   2.00   $   0.07
Average Number of Shares Outstanding
  Basic                                              114.4      115.7      114.4      115.6
  Diluted                                            116.1      117.7      116.2      117.4

                             SUMMARY INCOME STATEMENTS
                             (Unaudited; in thousands)

                                                        Quarter             Six Months
                                                      Ended June 30        Ended June 30
                                                    2003       2002       2003       2002
Net Operating Revenues
  Natural Gas                                     $377,643   $231,272   $811,734   $407,856
  Crude Oil, Condensate and Natural Gas Liquids     61,471     56,635    136,979    103,410
  Gains (Losses) on Mark-to-market Commodity
   Derivative Contracts                            (15,753)       693    (60,974)   (33,602)
  Other, Net                                         1,393      1,563      1,684       (938)
     Total                                         424,754    290,163    889,423    476,726
Operating Expenses
  Lease and Well                                    53,620     43,638    101,959     84,229
  Exploration Costs                                 22,139     15,754     39,597     28,690
  Dry Hole Costs                                     3,436     12,836     10,056     23,242
  Impairments                                       25,475     10,683     37,431     22,746
  Depreciation, Depletion and Amortization         106,587     97,956    210,140    192,416
  General and Administrative                        24,934     21,988     45,355     42,701
  Taxes Other Than Income                           11,695     18,008     41,888     34,048
     Total                                         247,886    220,863    486,426    428,072
Operating Income                                   176,868     69,300    402,997     48,654

Other Income (Expense), Net                          2,680        437      2,832     (2,726)

Income Before Interest Expense and Income Taxes    179,548     69,737    405,829     45,928

Interest Expense, Net                               13,807     14,182     29,125     26,233

Income Before Income Taxes                         165,741     55,555    376,704     19,695

Income Tax Provision                                56,950     17,447    131,357      5,828

Net Income Before Cumulative Effect of Change
 in Accounting Principle                           108,791     38,108    245,347     13,867

Cumulative Effect of Change in Accounting
 Principle, Net of Tax                                   -          -     (7,131)         -

Net Income                                         108,791     38,108    238,216     13,867

Preferred Stock Dividends                            2,758      2,758      5,516      5,516

Net Income Available to Common                    $106,033   $ 35,350   $232,700   $  8,351


                                  EOG RESOURCES, INC.
                                 OPERATING HIGHLIGHTS
                                     (Unaudited)
                                                 Quarter         Six Months
                                              Ended June 30     Ended June 30
                                              2003     2002     2003     2002
Wellhead Volumes and Prices
Natural Gas Volumes (MMcf/d)
  United States                                 636      628      639      631
  Canada                                        153      159      155      152
     North America                              789      787      794      783
  Trinidad                                      148      111      152      110
     Total                                      937      898      946      893

Average Natural Gas Prices ($/Mcf)
  United States                              $ 5.06   $ 3.05   $ 5.49   $ 2.65
  Canada                                       4.77     2.76     4.97     2.54
     North America Composite                   5.00     2.99     5.39     2.63
  Trinidad                                     1.32     1.27     1.32     1.27
     Composite                                 4.42     2.77     4.74     2.46

Crude Oil/Condensate Volumes (MBD)
  United States                                17.3     19.2     17.8     19.6
  Canada                                        2.3      2.0      2.2      1.9
     North America                             19.6     21.2     20.0     21.5
  Trinidad                                      2.3      1.9      2.4      1.9
     Total                                     21.9     23.1     22.4     23.4

Average Crude Oil/Condensate Prices ($/Bbl)
  United States                              $28.18   $24.86   $30.63   $22.42
  Canada                                      27.00    23.93    29.26    21.66
     North America Composite                  28.04    24.77    30.48    22.36
  Trinidad                                    26.31    24.46    29.82    21.11
     Composite                                27.86    24.74    30.41    22.26

Natural Gas Liquids Volumes (MBD)
  United States                                 3.0      2.9      3.1      3.4
  Canada                                        0.4      0.7      0.5      0.7
     Total                                      3.4      3.6      3.6      4.1

Average Natural Gas Liquids Prices ($/Bbl)
  United States                              $19.63   $14.86   $21.46   $12.83
  Canada                                      14.15    10.53    19.22     9.51
     Composite                                19.00    13.95    21.13    12.21

Natural Gas Equivalent Volumes (MMcfe/d)
  United States                                 757      760      764      769
  Canada                                        170      175      172      168
     North America                              927      935      936      937
  Trinidad                                      162      124      166      121
     Total                                    1,089    1,059    1,102    1,058

Total Bcfe Deliveries                          99.1     96.3    199.4    191.5


                                 EOG RESOURCES, INC.
                               SUMMARY BALANCE SHEETS
                             (Unaudited; in thousands)

                                                                June 30,    December 31,
                                                                  2003          2002

                                     ASSETS
Current Assets
  Cash and Cash Equivalents                                   $   150,967   $     9,848
  Accounts Receivable, net                                        303,804       259,308
  Inventories                                                      18,972        18,928
  Other                                                            79,038       106,708
  Total                                                           552,781       394,792

Oil and Gas Properties (Successful Efforts Method)              7,269,638     6,750,095
  Less:  Accumulated Depreciation, Depletion and
   Amortization                                                (3,674,781)   (3,428,547)
     Net Oil and Gas Properties                                 3,594,857     3,321,548
Other Assets                                                       92,703        97,666
Total Assets                                                  $ 4,240,341   $ 3,814,006

                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                            $   226,408    $  201,931
  Accrued Taxes Payable                                            29,781        23,170
  Dividends Payable                                                 6,151         5,007
  Liabilities from Price Risk Management Activities                27,700         5,939
  Other                                                            33,080        40,304
  Total                                                           323,120       276,351


Long-Term Debt                                                  1,010,822     1,145,132
Other Liabilities                                                 158,064        59,180
Deferred Income Taxes                                             766,531       660,948

Shareholders' Equity
  Preferred Stock, $.01Par, 10,000,000 Shares Authorized:
    Series B, 100,000 Shares Issued, Cumulative,
     $100,000,000 Liquidation Preference                           98,471        98,352
    Series D, 500 Shares Issued, Cumulative,
     $50,000,000 Liquidation Preference                            49,736        49,647
  Common Stock, $.01 Par, 320,000,000 Shares Authorized
   and 124,730,000 Shares Issued                                  201,247       201,247
  Additional Paid In Capital                                           29             -
  Unearned Compensation                                           (17,227)      (15,033)
  Accumulated Other Comprehensive Gain (Loss)                      37,546       (49,877)
  Retained Earnings                                             1,946,331     1,723,948
  Common Stock Held in Treasury, 9,853,722 shares at
   June 30, 2003 and 10,009,740 shares at December 31, 2002      (334,329)     (335,889)
      Total Shareholders' Equity                                1,981,804     1,672,395
Total Liabilities and Shareholders' Equity                    $ 4,240,341   $ 3,814,006


                                     EOG RESOURCES, INC.
                              SUMMARY STATEMENTS OF CASH FLOWS
                                  (Unaudited; in thousands)

                                                                    Quarter               Six Months
                                                                 Ended June 30          Ended June 30
                                                               2003         2002       2003        2002
CASH FLOWS FROM OPERATING ACTIVITIES
Reconciliation of Net Income to Net Operating
 Cash Inflows:
  Net Income                                                $ 108,791   $  38,108   $ 238,216   $  13,867
  Items Not Requiring Cash
      Depreciation, Depletion and Amortization                106,587      97,956     210,140     192,416
      Impairments                                              25,475      10,683      37,431      22,746
      Deferred Income Taxes                                    29,534      13,568      79,975       3,724
      Cumulative Effect of Change in Accounting Principle           -           -       7,131           -
      Other, Net                                                1,354       2,361       3,965       6,386
  Exploration Costs                                            22,139      15,754      39,597      28,690
  Dry Hole Costs                                                3,436      12,836      10,056      23,242
  Mark-to-market Commodity Derivative Contracts
      Total (Gains) Losses                                     15,753        (693)     60,974      33,602
      Realized Losses                                         (11,160)    (19,842)    (39,089)     (8,828)
  Tax Benefits From Stock Options Exercised                     1,843         865       4,802       2,403
  Other, Net                                                    3,430         798       3,499       1,014
  Changes in Components of Working Capital and Other
   Liabilities
      Accounts Receivable                                      66,614     (18,827)    (44,420)     (9,722)
      Inventories                                                (690)      1,244         (44)      1,813
      Accounts Payable                                          3,683       2,032      24,353     (50,786)
      Accrued Taxes Payable                                    (7,063)      8,441      16,371      (3,591)
      Other Liabilities                                           381      (2,785)     (1,151)     (1,455)
      Other, Net                                               12,306     (12,011)      8,337     (25,927)
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                    (15,763)      2,159      (6,931)     44,497
NET OPERATING CASH INFLOWS                                    366,650     152,647     653,212     274,091

INVESTING CASH FLOWS
  Additions to Oil and Gas Properties                        (184,833)   (179,317)   (325,046)   (351,761)
  Exploration Costs                                           (22,139)    (15,754)    (39,597)    (28,690)
  Dry Hole Costs                                               (3,436)    (12,836)    (10,056)    (23,242)
  Proceeds from Sales of Assets                                 2,430       2,848       9,750       4,620
  Changes in Components of Working Capital Associated
   with Investing Activities                                   15,739      (2,824)      6,879     (45,050)
  Other, Net                                                    3,049       4,879       1,279         212
NET INVESTING CASH OUTFLOWS                                  (189,190)   (203,004)   (356,791)   (443,911)

FINANCING CASH FLOWS
  Long-Term Debt Borrowings (Repayments)                      (33,386)     60,181    (134,310)    179,874
  Dividends Paid                                               (7,239)     (7,295)    (14,480)    (14,577)
  Treasury Stock Purchased                                          -           -     (21,295)          -
  Proceeds from Sales of Treasury Stock                         7,274       3,113      14,730      13,073
  Other, Net                                                       25      (1,839)         53      (1,856)
NET FINANCING CASH INFLOWS (OUTFLOWS)                         (33,326)     54,160    (155,302)    176,514

INCREASE IN CASH AND CASH EQUIVALENTS                         144,134       3,803     141,119       6,694
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                6,833       5,403       9,848       2,512
CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $ 150,967   $   9,206   $ 150,967   $   9,206



                                  EOG RESOURCES, INC.
           ADJUSTED (Non-GAAP) NET INCOME AVAILABLE TO COMMON RECONCILIATION
                       (Unaudited; in thousands except per share)

The following chart adjusts reported second quarter and six months ended June 30 net income to reflect actual cash realized from previously disclosed oil and gas hedges, to eliminate the mark-to-market loss or gain from these previously disclosed oil and gas hedges and to eliminate the after tax impact of the cumulative effect of change in accounting principle. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and exclude the impact of one-time items. EOG management uses this information for comparative purposes within the industry.


                                                          Quarter             Six Months
                                                       Ended June 30         Ended June 30
                                                      2003       2002       2003       2002

Reported Net Income Available to Common             $106,033   $ 35,350   $232,700   $  8,351

Add: Mark-to-Market (MTM) Commodity Derivative
 Contracts Impact
   Total (Gains) Losses                               15,753       (693)    60,974     33,602
   Realized Losses                                   (11,160)   (19,842)   (39,089)    (8,828)
      Subtotal                                         4,593    (20,535)    21,885     24,774

   After tax MTM Impact                                2,956    (13,214)    14,083     15,942

Add: Cumulative Effect of Change in Accounting
 Principle, Net of Tax                                     -          -      7,131          -

Adjusted Net Income Available to Common for MTM
   Commodity Derivative Contracts and Change in
   Accounting Principle Impacts                     $108,989   $ 22,136   $253,914   $ 24,293

Adjusted Net Income Per Share Available to Common
   Basic                                            $   0.95   $   0.19   $   2.22   $   0.21
   Diluted                                          $   0.94   $   0.19   $   2.18   $   0.21

Average Number of Shares Outstanding
   Basic                                             114,382    115,737    114,430    115,553
   Diluted                                           116,131    117,689    116,212    117,397


                                 EOG RESOURCES, INC.
                    DISCRETIONARY CASH FLOW RECONCILIATION (Non-GAAP)
                             (Unaudited; in thousands)

The following chart reconciles second quarter and six months ended June 30 net operating cash flows to discretionary cash flow available to common. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust operating cash inflows for changes in components of working capital, other liabilities and preferred stock dividends. EOG management uses this information for comparative purposes within the industry.


                                                    Quarter             Six Months
                                                 Ended June 30         Ended June 30
                                                2003       2002       2003       2002

Net Operating Cash Inflows                    $366,650   $152,647   $653,212   $274,091

Adjustments
   Changes in Components of Working Capital
    and Other Liabilities
      Accounts Receivable                      (66,614)    18,827     44,420      9,722
      Inventories                                  690     (1,244)        44     (1,813)
      Accounts Payable                          (3,683)    (2,032)   (24,353)    50,786
      Accrued Taxes Payable                      7,063     (8,441)   (16,371)     3,591
      Other Liabilities                           (381)     2,785      1,151      1,455
      Other, Net                               (12,306)    12,011     (8,337)    25,927
   Changes in Components of Working Capital
    Associated with Investing and Financing
     Activities                                 15,763     (2,159)     6,931    (44,497)
   Preferred Dividends                          (2,758)    (2,758)    (5,516)    (5,516)

Discretionary Cash Flow Available to Common   $304,424   $169,636   $651,181   $313,746